Exhibit 99.(h).11

AMENDMENT NO. 15 TO

SERVICES AGREEMENT

This 14th Amendment (“Amendment”) is made effective as of June 1st, 2021, by and among each entity listed on Schedule 4 to the Agreement (as defined below) (each, a “Fund” and collectively, the “Clients”), on behalf of itself, if it has no separate series listed on Schedule 4, or if it has one or more separate series listed on Schedule 4, on behalf of each such series, severally and not jointly, and Citi Fund Services Ohio, Inc., an Ohio corporation with its primary place of business at 4400 Easton Commons, Columbus, Ohio 43219 (“Citi” and together with the Clients, the “Parties”).

For avoidance of doubt, this Amendment shall be treated as if each entity set forth on Schedule 4 had executed a separate Amendment with Citi, and there shall be no cross-liability or cross-collateralization between such entities.

All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Parties have executed, severally and not jointly, a Services Agreement dated March 3, 2014, as amended, pursuant to which Citi provides certain services to the Clients (“Agreement”); and

WHEREAS, the Parties desire to amend Schedule 4 to the Agreement to account for the addition of a new fund, the removal of others, and to reflect the name change of a fund;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to Schedule 4. Schedule 4 to the Agreement is hereby deleted and replaced in its entirety with the Schedule 4 attached hereto.

2.	Other Terms Apply. Except as set forth herein, all other terms and conditions of the Agreement apply, including, subject to §12(A) of the Agreement, the appendices and schedules annexed thereto.

3.	Miscellaneous.

a.	Paragraph headings are included for convenience only and are not to be used to construe or interpret this Amendment.

b.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

*     *      *      *      *

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf, by and through their duly authorized officers or representatives, as of the date set forth above.

CITI FUND SERVICES OHIO, INC.		ON BEHALF OF EACH CLIENT LISTED ON SCHEDULE 4, SEVERALLY, AS INDIVIDUAL AND SEPARATE CLIENTS, AND NOT JOINTLY

By:	/s/ Jon D. Gezotis	By:	/s/ Fernando A. Silva
Name:	Jon D. Gezotis	Name:	Fernando A. Silva
Title:	Vice President	Title:	Assistant Treasurer, John Hancock Funds

Schedule 4 to Services Agreement

List of Funds

JOHN HANCOCK BOND TRUST

John Hancock ESG Core Bond Fund

John Hancock Short Duration Bond Fund

JOHN HANCOCK FUNDS II

John Hancock Emerging Markets Debt Fund

John Hancock Emerging Markets Fund

John Hancock Global Equity Fund

John Hancock International Small Company Fund

John Hancock Multi-Asset Absolute Return Fund (f/k/a Global Absolute Return Strategy Fund)

John Hancock Fundamental Global Franchise Fund

John Hancock International Strategic Equity Allocation Fund

JOHN HANCOCK FUNDS III

John Hancock Global Shareholder Yield Fund

John Hancock International Growth Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Emerging Markets Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock ESG International Equity Fund

John Hancock Diversified Real Assets Fund

John Hancock Global Environmental Opportunities Fund

John Hancock Global Thematic Opportunities Fund

John Hancock International Dynamic Growth Fund

John Hancock Diversified Macro Fund

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Diversified Macro Offshore Subsidiary Fund, Ltd.*

JOHN HANCOCK VARIABLE INSURANCE TRUST

Emerging Markets Value Trust

Global Equity Trust (f/k/a Global Trust)

International Equity Index Trust

International Small Company Trust

Disciplined Value International Trust (f/k/a International Value Trust)

*Fund is a company registered under the laws of the Cayman Islands and is a wholly-owned subsidiary of John Hancock Diversified Macro Fund a series under the John Hancock Investment Trust.

[End of List]

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